Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports Second Quarter 2019 Financial and Operating Results

OKLAHOMA CITY (August 1, 2019) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today reported financial and operational results for the three-months and six-months ended June 30, 2019 and provided an update on its 2019 activities. Key information includes the following:

•	Net production averaged 1,359.0 MMcfe per day during the second quarter of 2019.

•	Net income of $235.0 million, or $1.47 per diluted share, for the second quarter of 2019.

•	Adjusted net income (as defined and reconciled below) of $33.3 million, or $0.21 per diluted share, for the second quarter of 2019.

•	Adjusted EBITDA (as defined and reconciled below) of $194.5 million for the second quarter of 2019.

•	Reaffirmed 2019 total capital expenditures to be in the range of $565 to $600 million and funded entirely within cash flow.

•	Reiterated 2019 full year net production to average 1,360 MMcfe to 1,400 MMcfe per day.

•

Maintained large hedge position of approximately 1,380 BBtu per day of natural gas fixed price swaps at an average fixed price of $2.81 per MMBtu and approximately 5,500 barrels per day of oil fixed price swaps at an average fixed price of $60.81 per barrel for the remainder of 2019.

•	Completed certain non-core asset divestitures.

•	Repurchased $105 million principal amount of the Company’s senior notes outstanding for a total cash spend of $80 million in July 2019.

Chief Executive Officer and President, David M. Wood, commented, “This was a successful quarter for Gulfport as we delivered results in line with expectations, highlighted by another active three months in both our Utica Shale and SCOOP asset areas and high single digit production growth over the first quarter of 2019. We remain on track to deliver on our 2019 production guidance, while adhering to our previously provided capital budget, and expect to begin significant free cash flow generation during the third quarter of 2019.”

Mr. Wood continued, “In addition, Gulfport continued to make progress on our strategic goals set at the beginning of the year, today announcing several non-core asset divestitures not contemplated within our current development plan. Furthermore, the monetization process of certain water infrastructure assets Gulfport holds across our SCOOP position is ongoing. As expected, this process has been very competitive and we are comfortable with a minimum value of what we expect to realize on the transaction. Taking this into consideration, we took advantage of an attractive opportunity to retire senior debt at a meaningful discount and we recently repurchased and retired a portion of our senior notes outstanding. As we look towards the remainder of 2019 and beyond, we will remain disciplined in our allocation of capital, focusing both on maintaining a strong balance sheet and enhancing shareholder value.”

Non-Core Asset Divestitures

Gulfport recently closed the sale of its Southern Louisiana assets to a third party for a total consideration of approximately $54.1 million. Gulfport received approximately $9.2 million in cash and retained overriding royalty interests worth up to approximately $7.7 million based on current strip pricing. In addition, Gulfport could also receive contingent payments of up to $6.8 million based on commodity prices exceeding certain thresholds over the next two years. The buyer agreed to assume all plugging and abandonment liabilities associated with these assets, which totaled approximately $29.0 million and Gulfport will receive approximately $1.4 million in insurance premium reimbursement due to the sale of these assets. Net production from the assets averaged 1.5 MBoe per day during the six-months ended June 30, 2019, less than 1% of the Company’s production during that period. The effective date of the transaction is August 15, 2018 and the transaction closed on July 3, 2019.

In addition, Gulfport closed the sale of its remaining interest in Tatex Thailand II to a third party for approximately $1.9 million in cash. No production is included in this transaction and the transaction closed during the second quarter of 2019.

Balance Sheet and Liquidity

As of June 30, 2019, Gulfport had cash on hand of approximately $20.8 million. As of June 30, 2019, Gulfport’s $1.4 billion revolving credit facility, under which Gulfport has an elected commitment of $1.0 billion, had outstanding borrowings of $155.0 million and outstanding letters of credit totaling $251.5 million. The Company’s total liquidity as of June 30, 2019 was approximately $614.3 million, which included cash on hand and borrowing capacity of approximately $593.5 million under the Company’s revolving credit facility.

In July 2019, Gulfport repurchased and retired approximately $105 million principal amount of its senior notes for a total cash spend of approximately $80 million.

Stock Repurchase Program

In January 2019, Gulfport’s board of directors authorized the Company to acquire a portion of its outstanding common stock within a 24-month period. As of August 1, 2019, the Company had repurchased 3.8 million shares totaling approximately $30 million during 2019.

Second Quarter of 2019 Financial Results

For the second quarter of 2019, Gulfport reported net income of $235.0 million, or $1.47 per diluted share, on revenues of $459.0 million. For the second quarter of 2019, EBITDA (as defined and reconciled below for each period presented) was $216.8 million, cash provided by operating activity was $123.9 million and cash flow from operating activities before changes in operating assets and liabilities (as defined and reconciled below for each period presented) was $164.2 million. Gulfport’s GAAP net income for the second quarter of 2019 includes the following items:

•	Aggregate non-cash derivative gain of $147.8 million.

•	Aggregate gain of $0.1 million attributable to net insurance proceeds in connection with legacy environmental litigation settlement.

•	Aggregate loss of $125.6 million in connection with Gulfport’s equity interests in certain equity investments.

Excluding the effect of these items, Gulfport’s financial results for the second quarter of 2019 would have been as follows:

•	Adjusted oil and gas revenues of $311.2 million.

•	Adjusted net income of $33.3 million, or $0.21 per diluted share.

•	Adjusted EBITDA of $194.5 million.

Six-Months Ended June 30, 2019 Financial Results

For the six-month period ended June 30, 2019, Gulfport reported net income of $297.2 million or $1.84 per diluted share, on revenues of $779.6 million. For the six-month period ended June 30, 2019, EBITDA (as defined and reconciled below for each period presented) was $432.7 million, cash provided by operating activity was $309.0 million and cash flow from operating activities before changes in operating assets and liabilities (as defined and reconciled below for each period presented) was $341.5 million. Gulfport’s GAAP net income for the six-month period ended June 30, 2019 includes the following items:

•	Aggregate non-cash derivative gain of $152.6 million.

•	Aggregate gain of $0.1 million attributable to net insurance proceeds in connection with legacy environmental litigation settlement.

•	Aggregate loss of $121.3 million in connection with Gulfport’s equity interests in certain equity investments.

Excluding the effect of these items, Gulfport’s financial results for the second quarter of 2019 would have been as follows:

•	Adjusted oil and gas revenues of $627.0 million.

•	Adjusted net income of $86.5 million, or $0.54 per diluted share.

•	Adjusted EBITDA of $401.3 million.

Production and Realized Prices

Gulfport’s net daily production for the second quarter of 2019 averaged approximately 1,359.0 MMcfe per day. For the second quarter of 2019, Gulfport’s net daily production mix was comprised of approximately 90% natural gas, 7% natural gas liquids (“NGL”) and 3% oil.

Gulfport’s realized prices for the second quarter of 2019 were $3.38 per Mcf of natural gas, $75.14 per barrel of oil and $0.57 per gallon of NGL, resulting in a total equivalent price of $3.71 per Mcfe. Gulfport’s realized prices for the second quarter of 2019 include an aggregate non-cash derivative gain of $147.8 million. Before the impact of derivatives, realized prices for the second quarter of 2019, including transportation costs, were $2.02 per Mcf of natural gas, $56.85 per barrel of oil and $0.45 per gallon of NGL, for a total equivalent price of $2.33 per Mcfe.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Production Volumes:
Natural gas (MMcf)	111,603	108,236	213,682	210,278
Oil (MBbls)	649	744	1,261	1,501
NGL (MGal)	57,189	58,512	113,019	124,268
Gas equivalent (MMcfe)	123,668	121,061	237,394	237,038
Gas equivalent (Mcfe per day)	1,358,989	1,330,342	1,311,567	1,309,602
Average Realized Prices
(before the impact of derivatives):
Natural gas (per Mcf)	$2.02	$2.15	$2.35	$2.29
Oil (per Bbl)	$56.85	$66.26	$55.03	$63.29
NGL (per Gal)	$0.45	$0.71	$0.51	$0.71
Gas equivalent (per Mcfe)	$2.33	$2.67	$2.65	$2.81
Average Realized Prices:
(including cash-settlement of derivatives and excluding non-cash derivative gain or loss):
Natural gas (per Mcf)	$2.20	$2.32	$2.32	$2.46
Oil (per Bbl)	$57.42	$55.29	$55.34	$55.00
NGL (per Gal)	$0.51	$0.64	$0.55	$0.66
Gas equivalent (per Mcfe)	$2.52	$2.72	$2.64	$2.87
Average Realized Prices:
Natural gas (per Mcf)	$3.38	$1.86	$2.98	$2.10
Oil (per Bbl)	$75.14	$33.46	$64.08	$40.93
NGL (per Gal)	$0.57	$0.45	$0.54	$0.61
Gas equivalent (per Mcfe)	$3.71	$2.09	$3.28	$2.44

The table below summarizes Gulfport’s second quarter of 2019 production by asset area:

GULFPORT ENERGY CORPORATION

PRODUCTION BY AREA

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Utica Shale
Natural gas (MMcf)	92,301	92,670	178,002	179,866
Oil (MBbls)	57	81	122	160
NGL (MGal)	20,827	26,845	44,163	62,583
Gas equivalent (MMcfe)	95,616	96,994	185,044	189,766
SCOOP
Natural gas (MMcf)	19,283	15,536	35,649	30,367
Oil (MBbls)	446	407	844	905
NGL (MGal)	36,342	31,640	68,822	61,649
Gas equivalent (MMcfe)	27,149	22,500	50,543	44,603
Southern Louisiana
Natural gas (MMcf)	—	4	—	11
Oil (MBbls)	132	223	268	392
NGL (MGal)	—	—	—	—
Gas equivalent (MMcfe)	793	1,340	1,606	2,360
Other
Natural gas (MMcf)	19	26	31	34
Oil (MBbls)	15	33	28	45
NGL (MGal)	19	27	34	36
Gas equivalent (MMcfe)	110	227	201	309

2019 Capital Expenditures

For the six-month period ended June 30, 2019, Gulfport’s operated drilling and completion (“D&C”) capital expenditures totaled $367.7 million and non-operated D&C activities totaled $68.3 million. In addition, land capital expenditures totaled $23.2 million for the six-month period ended June 30, 2019.

Gulfport’s operated capital expenditures for the six-month period ended June 30, 2019 are on budget with the Company’s previously provided 2019 budget. Capital expenditures incurred on non-operated activity in the Utica Shale have resulted in larger-than-anticipated spend for the six-month period ended June 30, 2019 and Gulfport intends to recover a portion of these costs through trades or the monetization of certain non-operated interests during the second half of 2019. The Company reaffirmed its previously provided expectation that 2019 total capital expenditures will be in the range of $565 million to $600 million.

Operational Update

The table below summarizes Gulfport’s activity for the six-month period ended June 30, 2019 and the number of net wells expected to be drilled and turned-to-sales for the remainder of 2019:

GULFPORT ENERGY CORPORATION

ACTIVITY SUMMARY

(Unaudited)

	Three months ended	Three months ended
	March 31,	June 30,	Remaining Wells	Guidance(1)
	2019	2019	2019	2019
Net Wells Drilled
Utica - Operated	5.6	3.8	1.1	10.5
Utica - Non-Operated	0.3	0.5	1.7	2.5

Total	5.9	4.3	2.8	13.0
SCOOP - Operated	3.1	2.6	1.8	7.5
SCOOP - Non-Operated	0.3	0.3	0.9	1.5

Total	3.4	2.9	2.7	9.0
Net Wells Turned-to-Sales
Utica - Operated	6.0	25.0	11.5	42.5
Utica - Non-Operated	—	1.1	1.4	2.5

Total	6.0	26.1	12.9	45.0
SCOOP - Operated	2.8	5.9	5.8	14.5
SCOOP - Non-Operated	—	0.3	1.2	1.5

Total	2.8	6.2	7.0	16.0

(1)	Utilizes mid-point of publicly provided 2019 guidance

Utica Shale

In the Utica Shale, during the second quarter of 2019, Gulfport spud five gross (3.8 net) operated wells and turned-to-sales 25 gross and net operated wells.

During the second quarter of 2019, net production from Gulfport’s Utica acreage averaged approximately 1,050.7 MMcfe per day.

For the six-month period ended June 30, 2019, Gulfport spud 11 gross (9.4 net) operated wells. The wells drilled during this period had an average lateral length of approximately 10,900 feet. Normalizing to an 8,000 foot lateral length, Gulfport’s average drilling days from spud to rig release totaled approximately 17.9 days, a decrease of 8% over full year 2018. In addition, Gulfport turned-to-sales 31 gross and net operated wells with an average stimulated lateral length of approximately 8,800 feet during the six-month period ended June 30, 2019.

At present, Gulfport has one operated horizontal drilling rig running in the play.

SCOOP

In the SCOOP, during the second quarter of 2019, Gulfport spud three gross (2.6 net) operated wells and turned-to-sales six gross (5.9 net) operated wells.

During the second quarter of 2019, net production from Gulfport’s SCOOP acreage averaged approximately 298.3 MMcfe per day.

For the six-month period ended June 30, 2019, Gulfport spud seven gross (5.7 net) operated wells. The wells drilled during this period had an average lateral length of approximately 9,300 feet. Normalizing to a 7,500 foot lateral length, Gulfport’s average drilling days from spud to rig release totaled approximately 52.1 days, a decrease of 17% over full year 2018. In addition, Gulfport turned-to-sales nine gross (8.7 net) operated wells with an average stimulated lateral length of approximately 7,100 feet during the six-month period ended June 30, 2019.

At present, Gulfport has one operated horizontal drilling rig running in the play.

2019 Capital Budget and Production Guidance

Gulfport reaffirms its expectation that its 2019 total capital expenditures will be in the range of $565 million to $600 million, which will be funded entirely within cash flow at current strip pricing. With this level of capital spend, Gulfport continues to forecast its 2019 average daily net production will be in the range of 1,360 MMcfe to 1,400 MMcfe per day.

Based on actual results during the six-month period ended June 30, 2019, and utilizing current strip pricing at the various regional pricing points at which the Company sells its natural gas, Gulfport reiterates its natural gas differential guidance and forecasts that its realized natural gas price, before the effect of hedges and inclusive of the Company’s firm transportation expense, will average in the range of $0.49 to $0.66 per Mcf below NYMEX settlement prices in 2019. Gulfport reiterates its guidance with respect to its expected 2019 realized NGL price and oil price, and forecasts that its 2019 realized NGL price, before the effect of hedges and including transportation expense, will be approximately 40% to 45% of WTI and its 2019 realized oil price will be in the range of $3.00 to $3.50 per barrel below WTI.

The table below summarizes the Company’s full year 2019 guidance:

GULFPORT ENERGY CORPORATION

COMPANY GUIDANCE

	Year Ending
	2019
	Low	High
Forecasted Production
Average Daily Gas Equivalent (MMcfepd)	1,360	1,400
% Gas	~90%
% Natural Gas Liquids	~7%
% Oil	~3%
Forecasted Realizations (before the effects of hedges)
Natural Gas (Differential to NYMEX Settled Price) - $/Mcf	$(0.49)	$(0.66)
NGL (% of WTI)	40%	45%
Oil (Differential to NYMEX WTI) $/Bbl	$(3.00)	$(3.50)
Projected Operating Costs
Lease Operating Expense - $/Mcfe	$0.15	$0.17
Production Taxes - $/Mcfe	$0.06	$0.07
Midstream Gathering and Processing - $/Mcfe	$0.53	$0.58
General and Administrative - $/Mcfe	$0.09	$0.11

	Total
Budgeted D&C Expenditures - In Millions:	$525	$550
Budgeted Land Expenditures - In Millions:	$40	$50

Total Capital Expenditures - In Millions:	$565	$600

Net Wells Drilled
Utica - Operated	10	11
Utica - Non-Operated	2	3

Total	12	14
SCOOP - Operated	7	8
SCOOP - Non-Operated	1	2

Total	8	10
Net Wells Turned-to-Sales
Utica - Operated	40	45
Utica - Non-Operated	2	3

Total	42	48
SCOOP - Operated	14	15
SCOOP - Non-Operated	1	2

Total	15	17

Derivatives

Gulfport has hedged a portion of its expected production to lock in prices and returns that provide certainty of cash flow to execute on its capital plans. The table below sets forth the Company’s hedging positions as of July 31, 2019.

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES - HEDGE POSITION

(Unaudited)

	3Q2019		4Q2019
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	1,380		1,380
Price ($ per MMBtu)	$2.81		$2.81
Swaption contracts (NYMEX)
Volume (BBtupd)	30		30
Price ($ per MMBtu)	$3.10		$3.10
Basis Swap contracts (Transco Zone 4)
Volume (BBtupd)	60		60
Price ($ per MMBtu)	$(0.05)		$(0.05)
Oil:
Swap contracts (WTI)
Volume (Bblpd)	5,500		5,500
Price ($ per Bbl)	$60.81		$60.81
NGL:
C2 Ethane Swap contracts
Volume (Bblpd)	1,000		1,000
Price ($ per Gal)	$0.44		$0.44
C3 Propane Swap contracts
Volume (Bblpd)	4,000		4,000
Price ($ per Gal)	$0.69		$0.69
C5 Pentane Swap contracts
Volume (Bblpd)	1,000		1,000
Price ($ per Gal)	$1.28		1.28

	2019	(1)	2020

Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	1,380		204
Price ($ per MMBtu)	$2.81		$2.77
Swaption contracts (NYMEX)
Volume (BBtupd)	30		—
Price ($ per MMBtu)	$3.10		$—
Basis Swap contracts (OGT)
Volume (BBtupd)	—		10
Differential ($ per MMBtu)	$—		$(0.54)

Basis Swap contracts (Transco Zone 4)
Volume (BBtupd)	60	60
Differential ($ per MMBtu)	$(0.05)	$(0.05)
Oil:
Swap contracts (WTI)
Volume (Bblpd)	5,500	6,000
Price ($ per Bbl)	$60.81	$59.82
NGL:
C2 Ethane Swap contracts
Volume (Bblpd)	1,000	—
Price ($ per Gal)	$0.44	$—
C3 Propane Swap contracts
Volume (Bblpd)	4,000	—
Price ($ per Gal)	$0.69	$—
C5 Pentane Swap contracts
Volume (Bblpd)	1,000	—
Price ($ per Gal)	$1.28	$—

(1) July 1 - December 31, 2019

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Company Information” section on the “Investor Relations” page. Investors should note that Gulfport announces financial information in SEC filings, press releases and public conference calls. Gulfport may use the Investors section of its website (www.gulfportenergy.com) to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will hold a conference call on Friday, August 2, 2019 at 8:00 a.m. CDT to discuss its second quarter of 2019 financial and operational results and to provide an update on the Company’s recent activities.

Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-373-3408 or 412-902-1039 for international callers. A replay of the call will be available for two weeks at 877-660-6853 or 201-612-7415 for international callers. The replay passcode is 13686821. The webcast will also be available for two weeks on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport is an independent natural gas and oil company focused on the exploration and development of natural gas and oil properties in North America and is one of the largest producers of natural gas in the contiguous United States. Headquartered in Oklahoma City, Gulfport holds significant acreage positions in the Utica Shale of Eastern Ohio and the SCOOP Woodford and SCOOP Springer plays in Oklahoma. In addition, Gulfport has an approximately 22% equity interest in Mammoth Energy Services, Inc. (NASDAQ:TUSK) and has a position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC. For more information, please visit www.gulfportenergy.com.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions that might affect the timing and amount of the repurchase program; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; Gulfport’s ability to achieve the anticipated benefits of its strategic initiatives, including the potential divestiture of certain water infrastructure assets Gulfport holds across its SCOOP position; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax (benefit) expense, accretion expense and depreciation, depletion and amortization. Adjusted EBITDA is a non-GAAP financial measure equal to EBITDA less non-cash derivative loss (gain), insurance proceeds, and (income) loss from equity method investments. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities. Adjusted net income is a non-GAAP financial measure equal to pre-tax net income less non-cash derivative loss (gain), insurance proceeds, and (income) loss from equity method investments. The Company has presented EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities because it uses these measures as an integral part of its internal reporting to evaluate its performance and the performance of its senior management. These measures are considered important indicators of the operational strength of the Company’s business and eliminate the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that these measures provide useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor Contact:

Jessica Antle – Director, Investor Relations

jantle@gulfportenergy.com

405-252-4550

Media Contact:

Adam Weiner / Cameron Njaa

Kekst CNC

adam.weiner@kekstcnc.com / cameron.njaa@kekstcnc.com

212-521-4800

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2019	December 31, 2018
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$20,777	$52,297
Accounts receivable—oil and natural gas sales	131,675	210,200
Accounts receivable—joint interest and other	46,645	22,497
Prepaid expenses and other current assets	9,474	10,607
Short-term derivative instruments	134,920	21,352

Total current assets	343,491	316,953

Property and equipment:
Oil and natural gas properties, full-cost accounting, $2,836,441 and $2,873,037 excluded from amortization in 2019 and 2018, respectively	10,510,427	10,026,836
Other property and equipment	96,413	92,667
Accumulated depletion, depreciation, amortization and impairment	(4,882,729)	(4,640,098)

Property and equipment, net	5,724,111	5,479,405

Other assets:
Equity investments	119,307	236,121
Long-term derivative instruments	5,036	—
Deferred tax asset	179,331	—
Inventories	9,001	4,754
Operating lease assets	19,334	—
Operating lease assets - related parties	53,579	—
Other assets	12,280	13,803

Total other assets	397,868	254,678

Total assets	$6,465,470	$6,051,036

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$493,830	$518,380
Short-term derivative instruments	198	20,401
Current portion of operating lease liabilities	17,999	—
Current portion of operating lease liabilities - related parties	20,817	—
Current maturities of long-term debt	615	651

Total current liabilities	533,459	539,432

Long-term derivative instruments	210	13,992
Asset retirement obligation—long-term	88,491	79,952
Deferred tax liability	3,127	3,127
Non-current operating lease liabilities	1,335	—
Non-current operating lease liabilities - related parties	32,762	—
Long-term debt, net of current maturities	2,198,678	2,086,765

Total liabilities	2,858,062	2,723,268

Commitments and contingencies
Preferred stock, $0.01 par value; 5,000,000 shares authorized (30,000 authorized as redeemable 12% cumulative preferred stock, Series A), and none issued and outstanding	—	—
Stockholders’ equity:
Common stock - $0.01 par value, 200,000,000 shares authorized, 159,396,017 issued and outstanding at June 30, 2019 and 162,986,045 at December 31, 2018	1,594	1,630
Paid-in capital	4,202,599	4,227,532
Accumulated other comprehensive loss	(48,615)	(56,026)
Accumulated deficit	(548,170)	(845,368)

Total stockholders’ equity	3,607,408	3,327,768

Total liabilities and stockholders’ equity	$6,465,470	$6,051,036

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(In thousands, except share data)
Revenues:
Natural gas sales	$225,257	$232,695	$501,273	$482,094
Oil and condensate sales	36,910	49,319	69,392	95,005
Natural gas liquid sales	25,687	41,271	57,812	88,107
Net gain (loss) on natural gas, oil, and NGLs derivatives	171,140	(70,545)	151,095	(87,074)

	458,994	252,740	779,572	578,132

Costs and expenses:
Lease operating expenses	22,388	22,912	42,195	41,818
Production taxes	8,098	7,659	16,019	14,513
Midstream gathering and processing expenses	72,015	71,440	142,297	135,633
Depreciation, depletion and amortization	124,951	121,915	243,384	232,933
General and administrative expenses	13,265	14,008	24,823	27,107
Accretion expense	1,359	1,015	2,426	2,019

	242,076	238,949	471,144	454,023

INCOME FROM OPERATIONS	216,918	13,791	308,428	124,109

OTHER EXPENSE (INCOME):
Interest expense	34,880	33,704	69,000	67,669
Interest income	(159)	(33)	(311)	(70)
Insurance proceeds	(83)	(231)	(83)	(231)
Gain on sale of equity method investments	—	(122,035)	—	(122,035)
Loss (income) from equity method investments, net	125,582	(8,888)	121,309	(22,424)
Other expense (income)	1,073	(45)	646	(140)

	161,293	(97,528)	190,561	(77,231)

INCOME BEFORE INCOME TAXES	55,625	111,319	117,867	201,340
INCOME TAX BENEFIT	(179,331)	—	(179,331)	(69)

NET INCOME	$234,956	$111,319	$297,198	$201,409

NET INCOME PER COMMON SHARE:
Basic	$1.47	$0.64	$1.85	$1.14

Diluted	$1.47	$0.64	$1.84	$1.13

Weighted average common shares outstanding—Basic	159,324,909	173,623,630	161,064,787	177,158,230
Weighted average common shares outstanding—Diluted	159,506,826	174,140,627	161,590,087	177,737,282

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended June 30,
	2019	2018
	(In thousands)
Cash flows from operating activities:
Net income	$297,198	$201,409
Adjustments to reconcile net income to net cash provided by operating activities:
Accretion expense	2,426	2,019
Depletion, depreciation and amortization	243,384	232,933
Stock-based compensation expense	3,379	3,624
Loss (income) from equity investments	121,449	(22,322)
Change in fair value of derivative instruments	(152,589)	102,248
Deferred income tax benefit	(179,331)	(69)
Amortization of loan costs	3,191	3,006
Gain on sale of equity investments and other assets	(112)	(122,035)
Distributions from equity method investments	2,457	—
Changes in operating assets and liabilities:
Decrease in accounts receivable—oil and natural gas sales	78,525	6,564
Increase in accounts receivable—joint interest and other	(24,148)	(16,385)
Decrease (increase) in prepaid expenses and other current assets	1,133	(5,786)
Increase in other assets	(296)	(1,517)
(Decrease) increase in accounts payable, accrued liabilities and other	(87,560)	28,184
Settlement of asset retirement obligation	(117)	(719)

Net cash provided by operating activities	308,989	411,044

Cash flows from investing activities:
Additions to other property and equipment	(4,298)	(6,252)
Additions to oil and natural gas properties	(417,535)	(579,734)
Proceeds from sale of oil and natural gas properties	745	3,762
Proceeds from sale of other property and equipment	130	167
Contributions to equity method investments	(432)	(1,569)
Distributions from equity method investments	1,945	1,196

Net cash used in investing activities	(419,445)	(360,465)

Cash flows from financing activities:
Principal payments on borrowings	(345,350)	(150,285)
Borrowings on line of credit	455,000	225,000
Debt issuance costs and loan commitment fees	(114)	(624)
Payments for repurchase of stock	(30,600)	(104,997)

Net cash provided by (used in) financing activities	78,936	(30,906)

Net (decrease) increase in cash, cash equivalents and restricted cash	(31,520)	19,673
Cash, cash equivalents and restricted cash at beginning of period	52,297	99,557

Cash, cash equivalents and restricted cash at end of period	$20,777	$119,230

Supplemental disclosure of cash flow information:
Interest payments	$67,472	$59,915

Income tax receipts	$(1,794)	$—

Supplemental disclosure of non-cash transactions:
Capitalized stock-based compensation	$2,252	$2,416

Asset retirement obligation capitalized	$6,230	$535

Interest capitalized	$1,771	$2,351

Foreign currency translation gain (loss) on equity method investments	$7,411	$(8,867)

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
Net income	$234,956	$111,319	$297,198	$201,409
Interest expense	34,880	33,704	69,000	67,669
Income tax benefit	(179,331)	—	(179,331)	(69)
Accretion expense	1,359	1,015	2,426	2,019
Depreciation, depletion and amortization	124,951	121,915	243,384	232,933

EBITDA	$216,815	$267,953	$432,677	$503,961

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
Cash provided by operating activity	$123,929	$184,695	$308,989	$411,044
Adjustments:
Changes in operating assets and liabilities	40,263	(932)	32,463	(10,231)

Operating Cash Flow	$164,192	$183,763	$341,452	$400,813

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three months ended June 30, 2019	Six months ended June 30, 2019
	2019	2019
	(In thousands)
EBITDA	$216,815	$432,677
Adjustments:
Non-cash derivative gain	(147,798)	(152,589)
Insurance proceeds	(83)	(83)
Loss from equity method investments	125,582	121,309

Adjusted EBITDA	$194,516	$401,314

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

	Three months ended	Six months ended
	June 30, 2019	June 30, 2019
	(In thousands, except share data)
Pre-tax net income excluding adjustments	$55,625	$117,867
Adjustments:
Non-cash derivative gain	(147,798)	(152,589)
Insurance proceeds	(83)	(83)
Loss from equity method investments	125,582	121,309

Pre-tax net income excluding adjustments	$33,326	$86,504

Adjusted net income	$33,326	$86,504

Adjusted net income per common share:
Basic	$0.21	$0.54

Diluted	$0.21	$0.54

Basic weighted average shares outstanding	159,324,909	161,064,787
Diluted weighted average shares outstanding	159,506,826	161,590,087